Exhibit 99.1

FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976


             WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER RESULTS


      North Andover, MA...November 4, 2003. Watts Water Technologies, Inc. (NYSE Symbol "WTS") today announced results for the quarter ended September 30, 2003. For the three-month period ended September 30, 2003, sales were $175,509,000, an increase of $15,698,000, or 10%, from the three-month period ended September 30, 2002. Net income for the three-month period ended September 30, 2003, was $8,905,000, or $0.32 per share, which includes a net loss from discontinued operations of $114,000, compared to net income of $8,773,000, or $0.32 per share, for the three-month period ended September 30, 2002. Income from continuing operations for the three-month period ended September 30, 2003, was $9,019,000, or $0.33 per share, compared to income from continuing operations for the three-month period ended September 30, 2002 of $8,773,000, or $.32 per share, which includes $398,000 of after-tax costs, or $0.02 per share, incurred for our manufacturing restructuring plan.

      Sales for the nine-month period ended September 30, 2003, increased 13% to $514,713,000 from $454,636,000 for the nine-month period ended September 30, 2002. Net income for the nine-month period ended September 30, 2003 was $23,621,000, or $0.86 per share, which includes a net loss from discontinued operations of $3,014,000, or $0.11 per share, compared to $25,462,000, or $0.94 per share, for the nine-month period ended September 30, 2002. Income from continuing operations increased $1,173,000, or 5% to $26,635,000 for the nine-month period ended September 30, 2003 compared to $25,462,000 for the nine-month period ended September 30, 2002.

      Excluding the costs incurred for our manufacturing restructuring plan from both periods, income from continuing operations increased $383,000, or 1%, to $27,275,000, or $0.99 per share, for the nine-month period ended September 30, 2003 compared to $26,892,000, or $0.99 per share, for the nine-month period ended September 30, 2002. Please refer to the table included at the end of this press release for a reconciliation of reported net income to adjusted income from continuing operations.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with our North American and European results for the third quarter of 2003. These strong results were partially offset by inventory write-downs and other net adjustments in our Chinese segment. Our overall increase in sales was achieved by the change in foreign exchange rates, organic growth and contributions from acquired companies. On a consolidated basis, the change in foreign exchange rates for the three-month period ended September 30, 2003 increased our sales by $7,509,000, over the three-month period ended September 30, 2002, due primarily to the strengthening of the euro versus the U.S. dollar. On a consolidated basis we achieved an organic growth rate of 4% for the three-month period ended September 30, 2003 over three-month period ended September 30, 2002, which represents $6,523,000 of increased sales. Our acquisition program contributed $1,666,000 of sales for the three-month period ended September 30, 2003, derived from the recent acquisitions of Martin Orgee and Giuliani Anello, both European based companies."

      Mr. O'Keefe continued, "Our North American segment had an increase in sales for the three-month period ended September 30, 2003 of 6% to $121,001,000 compared to $114,136,000 for the three-month period ended September 30, 2002. This increase in North American sales over the three-month period ended September 30, 2002 was achieved through the combination of organic sales growth of 5%, or $5,825,000, and favorable foreign exchange rates associated with the strengthening of the Canadian dollar versus the U.S. dollar, which had the effect of increasing sales by $1,041,000. Sales into the North American home improvement retail market for the three-month period ended September 30, 2003 increased by 11% with total sales of $33,468,000 compared to $30,055,000 for the three-month period ended September 30, 2002. Sales into the North American wholesale market for the three-month period ended September 30, 2003 increased 4% to $87,533,000 compared to $84,081,000 for the three-month period ended September 30, 2002. This increase was primarily due to improved sales of our well-known backflow prevention line."

      Mr. O'Keefe continued, "We derived 29% of our total sales for the three-month period ended September 30, 2003 from Europe compared to 24% in the three-month period ended September 30, 2002. Sales in Europe for the three-month period ended September 30, 2003 increased 29% compared to the three-month period ended September 30, 2002, due to the favorable change in foreign exchange rates, an internal growth rate of 9%, and the inclusion of acquisitions consummated during 2003. On April 18, 2003 we acquired Martin Orgee U.K. Ltd. located in Kidderminster, West Midlands, United Kingdom, and on July 30, 2003, we acquired Giuliani Anello S.r.l. located in Bologna, Italy. These European acquisitions contributed $1,666,000 of sales during the three-month period ended September 30, 2003. The euro has appreciated approximately 15% versus the three-month period ended September 30, 2002 resulting in a positive impact on European sales of $6,468,000 and on income of $0.02 per share in the three-month period ended September 30, 2003.

      Mr. O'Keefe also commented, "As we discussed at the end of our second quarter of 2003, we had experienced a delay in production at our new wholly-owned manufacturing plant in Tianjin, China. We have experienced some increase in the production levels from this factory during the third quarter of 2003, however the under-absorption of manufacturing costs caused by this delay had an adverse impact of $.02 per share in the three-month period ended September 30, 2003. The results of the three-month period ended September 30, 2003 also include the impact of inventory write-downs and other net adjustments at our TWT joint venture in Tianjin which reduced income by $0.03 per share."

      During the three-month period ended September 30, 2003, the Company recorded an after-tax charge of $114,000, or $0.01 per share, to discontinued operations. This charge is primarily attributable to legal fees associated with the James Jones litigation that is now treated as a discontinued operation.

      On July 30, 2003 a wholly-owned subsidiary of the Company acquired Giuliani Anello located in Bologna, Italy for approximately $12 million in cash. Giuliani Anello manufactures and distributes valves and filters utilized in heating applications including strainer filters, solenoid valves, flow stop valves, stainless steel water filter elements and steam cleaning filters. Giuliani Anello's annual sales, prior to the acquisition, were $7 million at the exchange rate in effect as of the closing date.

      To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, net income per share, income from continuing operations or income from continuing operations per share that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting of future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or income per share prepared in accordance with GAAP.

      This Press Release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, reductions in the supply of raw materials, increases in the prices of raw materials, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in Watts' Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to and undertakes no duty to update the information contained in this Press Release.

      Watts Water Technologies, Inc. designs, manufactures and sells an extensive line of valves and other products to the water quality and water regulation and control markets.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                         Three Months Ended       Nine Months Ended
                                            September 30,            September 30,
                                          2003         2002        2003        2002
                                       ---------    ---------   ---------    ---------
STATEMENTS OF INCOME

Net sales ..........................   $ 175,509    $ 159,811   $ 514,713    $ 454,636

Income from continuing operations ..   $   9,019    $   8,773   $  26,635    $  25,462
Loss from discontinued operations ..        (114)          --      (3,014)          --
                                       ---------    ---------   ---------    ---------
Net income .........................   $   8,905    $   8,773   $  23,621    $  25,462
                                       =========    =========   =========    =========

DILUTED EARNINGS PER SHARE

Weighted Average Number of
Common Shares & Equivalents ........      27,632       27,249      27,428       27,112

Earnings per Share:
     Continuing operations .........   $    0.33    $    0.32   $    0.97    $    0.94
     Discontinued operations .......       (0.01)          --       (0.11)          --
                                       ---------    ---------   ---------    ---------
     Net income ....................   $    0.32    $    0.32   $    0.86    $    0.94
                                       =========    =========   =========    =========

Cash dividends per share ...........   $    0.06    $    0.06   $    0.18    $    0.18

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (Thousands, except share amounts)
                                  (Unaudited)

                                                                           September 30,   December 31,
                                                                               2003           2002
                                                                           -------------   ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ............................................   $  39,618      $  10,973
    Restricted treasuries ................................................      78,016             --
    Trade accounts receivable, less allowance for doubtful accounts of
       $7,721 at September 30, 2003 and $7,322 at December 31, 2002 ......     147,712        123,504
    Inventories:
       Raw materials .....................................................      44,808         40,591
       Work in process ...................................................      22,303         17,289
       Finished goods ....................................................      83,939         75,535
                                                                             ---------      ---------
          Total Inventories ..............................................     151,050        133,415
    Prepaid expenses and other assets ....................................      13,401         10,732
    Deferred income taxes ................................................      24,369         21,927
    Net assets held for sale .............................................       1,940          2,464
                                                                             ---------      ---------
       Total Current Assets ..............................................     456,106        303,015
                                                                             ---------      ---------
PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment, at cost ...............................     271,846        248,933
    Accumulated depreciation .............................................    (132,563)      (114,557)
                                                                             ---------      ---------
       Property, plant and equipment, net ................................     139,283        134,376
                                                                             ---------      ---------
OTHER ASSETS:
    Goodwill .............................................................     177,916        163,226
    Other ................................................................      30,979         28,114
                                                                             ---------      ---------
TOTAL ASSETS .............................................................   $ 804,284      $ 628,731
                                                                             =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable .....................................................   $  60,125      $  64,704
    Accrued expenses and other liabilities ...............................      70,628         69,202
    Accrued compensation and benefits ....................................      16,175         15,514
    Current portion of long-term debt ....................................      88,338         82,211
                                                                             ---------      ---------
       Total Current Liabilities .........................................     235,266        231,631
                                                                             ---------      ---------
LONG-TERM DEBT, NET OF CURRENT PORTION ...................................     189,203         56,276
DEFERRED INCOME TAXES ....................................................      17,162         15,011
OTHER NONCURRENT LIABILITIES .............................................      20,987         19,743
MINORITY INTEREST ........................................................       9,784         10,134

STOCKHOLDERS' EQUITY:
    Preferred Stock, $.10 par value; 5,000,000 shares authorized;
       no shares issued or outstanding ...................................          --             --
    Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
       1 vote per share; issued and outstanding: 19,563,281 shares at
       September 30, 2003 and 18,863,482 shares at December 31, 2002 .....       1,956          1,886
    Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
       10 votes per share; issued and outstanding: 7,805,224 shares at
       September 30, 2003 and 8,185,224 shares at December 31, 2002 ......         781            819
    Additional paid-in capital ...........................................      49,256         45,132
    Retained earnings ....................................................     278,583        259,893
    Accumulated other comprehensive income/(loss) ........................       1,305        (11,794)
                                                                             ---------      ---------
       Total Stockholders' Equity ........................................     331,881        295,936
                                                                             ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............................   $ 804,283      $ 628,731
                                                                             =========      =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                       Three Months Ended         Nine Months Ended
                                                          September 30,             September 30,
                                                        2003         2002         2003         2002
                                                     ---------    ---------    ---------    ---------
Net sales ........................................   $ 175,509    $ 159,811    $ 514,713    $ 454,636
Cost of goods sold ...............................     116,136      106,304      341,011      299,418
                                                     ---------    ---------    ---------    ---------
    GROSS PROFIT .................................      59,373       53,507      173,702      155,218
Selling, general & administrative expenses .......      41,396       37,532      123,361      109,897
Restructuring ....................................          --          208          114          218
                                                     ---------    ---------    ---------    ---------
    OPERATING INCOME .............................      17,977       15,767       50,227       45,103
                                                     ---------    ---------    ---------    ---------
Other (income) expense:
    Interest income ..............................        (362)        (122)        (744)        (578)
    Interest expense .............................       3,659        2,447        8,563        6,576
    Other, net ...................................          23          (39)        (129)        (164)
    Minority interest ............................        (410)         156         (448)         262
                                                     ---------    ---------    ---------    ---------
                                                         2,910        2,442        7,242        6,096
                                                     ---------    ---------    ---------    ---------
     INCOME BEFORE INCOME TAXES ..................      15,067       13,325       42,985       39,007
Provision for income taxes .......................       6,048        4,552       16,350       13,545
                                                     ---------    ---------    ---------    ---------
    INCOME  FROM CONTINUING OPERATIONS ...........       9,019        8,773       26,635       25,462
Loss from discontinued operations, net of taxes ..        (114)          --       (3,014)          --
                                                     ---------    ---------    ---------    ---------
    NET INCOME ...................................   $   8,905    $   8,773    $  23,621    $  25,462
                                                     =========    =========    =========    =========

BASIC EARNINGS PER SHARE
    Continuing Operations ........................   $    0.33    $    0.33    $    0.98    $    0.96
    Discontinued Operations ......................       (0.00)          --        (0.11)          --
                                                     ---------    ---------    ---------    ---------
    NET INCOME ...................................   $    0.33    $    0.33    $    0.87    $    0.96
                                                     =========    =========    =========    =========
Weighted average number of shares ................      27,306       26,717       27,196       26,630
                                                     =========    =========    =========    =========

DILUTED EARNINGS PER SHARE
    Continuing Operations ........................   $    0.33    $    0.32    $    0.97    $    0.94
    Discontinued Operations ......................       (0.01)          --        (0.11)          --
                                                     ---------    ---------    ---------    ---------
    NET INCOME ...................................   $    0.32    $    0.32    $    0.86    $    0.94
                                                     =========    =========    =========    =========
Weighted average number of shares ................      27,632       27,249       27,428       27,112
                                                     =========    =========    =========    =========
     Dividends per common share ..................   $    0.06    $    0.06    $    0.18    $    0.18
                                                     =========    =========    =========    =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
            RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED INCOME
                           FROM CONTINUING OPERATIONS
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                         Three Months Ended     Nine Months Ended
                                                           September 30,          September 30,
                                                          2003        2002       2003       2002
                                                        --------    --------   --------   --------

Net income ..........................................   $  8,905    $  8,773   $ 23,621   $ 25,462
   Add back: loss from discontinued operations ......        114          --      3,014         --
                                                        --------    --------   --------   --------
Income from continuing operations ...................      9,019       8,773     26,635     25,462
                                                        --------    --------   --------   --------
   Add back/ (Subtract out): cost of restructuring ..        (36)        398        640      1,430
                                                        --------    --------   --------   --------
Adjusted income from continuing operations ..........   $  8,983    $  9,171   $ 27,275   $ 26,892
                                                        ========    ========   ========   ========

Diluted earnings per share:
Net income ..........................................   $   0.32    $   0.32   $   0.86   $   0.94
     Add back: discontinued operations ..............       0.01          --       0.11         --
                                                        --------    --------   --------   --------
Continuing operations ...............................       0.33        0.32       0.97       0.94
                                                        --------    --------   --------   --------
     Add back: cost of restructuring ................       0.00        0.02       0.02       0.05
                                                        --------    --------   --------   --------
Adjusted income from continuing operations ..........   $   0.33    $   0.34   $   0.99   $   0.99
                                                        ========    ========   ========   ========